                                                                    EXHIBIT 10.9

                         HOMESCOUT PROMOTION AGREEMENT

     This HOMESCOUT PROMOTION AGREEMENT (the "Agreement") is made as of November 1, 1999 (the "Effective Date") by and between iOwn, Inc. ("iOwn"), a California corporation with its principal place of business at 333 Bryant Street, Lower Level, San Francisco, CA 94107 and Homes.com, LLC, a Delaware limited liability company, with its principal place of business located at 800 Menlo Avenue, #210, Menlo Park, CA 94025 ("Partner").

     WHEREAS, iOwn is the owner and operator of a Web site that provides home buying related products, services and content, including a searchable database of real estate for sale by various partners known as the "HomeScout" service (as described further herein); and

     WHEREAS Partner operates a variety of Web properties and real estate-related Web services, including a series of Web Site products upon which real estate professionals may list real estate for sale and other information about themselves; and

     WHEREAS, the parties desire that iOwn promote real estate listings from Partner's Web Site products within HomeScout as provided further herein;

     NOW, THEREFORE, in consideration of the mutual consideration, promises, representations, and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, iOwn and Partner agree as follows:

1.   Definitions.
     -----------

     (a) "Customer" means a real estate professional client of Partner, for whom Partner provides Web site products upon which the client may list real estate for sale and other information about themselves; Customers include both individual real estate professionals promoting themselves as individuals ("Agent Customers"), and brokers representing an office of real estate professionals, promoting themselves together ("Broker Customers').

     (b) "Customer Listings Data" means information relating to real estate listed for sale, which is available for view on a Customer's web site, as provided or hosted by Partner.

     (c) "HomeScout" means a Web-based service provided by iOwn consisting of a database of real estate for sale which can be searched in response to user queries, and which displays a summary results page ("Results Page"), in response to such queries, which contains a summary if the relevant real estate listings promoted within HomeScout, and which also contains Links to the Web Sites of real estate professionals hosting the listed property (the "Listings Detail Page"). iOwn may modify the HomeScout service at any time in its sole discretion.

     (d) "HomeScout Data Standards" means the set of data fields that summarize Customer Listings Data which are transmitted to iOwn by Partner, in order to promote Partner's Customers' Web Sites within HomeScout, which data fields are further defined, including minimum required and optional fields, as well as data cleanliness requirements therefor, in Exhibit B hereto, and as iOwn may change from time to time in its reasonable discretion.

     (e) "HomeScout Data Transmission Standards" shall mean those procedures and standards for Partner's transmission of the Customer Listings Data to iOwn, as set forth in Exhibit C herein, and as iOwn may change from time to time in its reasonable discretion.

     (f) "HomeScout Minimum Data Set" means the minimum set of data fields and cleanliness levels within the HomeScout Data Standards which must be transmitted to iOwn in connection with promoting such Customer Listings Data within HomeScout, as further defined in Exhibit B hereto, and as iOwn may change for time to time in its reasonable discretion.

     (g) "iOwn Web Site" means the Web Site owned and maintained by iOwn that is currently located at the URL www.iown.com and all successors.

     (h) "Link" means the hypertext graphic and/or textual link that may be initiated by clicking an icon, logo, button, image or text to establish a direct connection to a different page of a Web Site or to a different Web Site.

     (i) "Member Access Panel" means that portion of the customers web site which is used by the agent or broker to sign into, modify, or adjust their site.

     (j) "Partner Promotional Fee" means the fees set forth in Section 4 herein, which iOwn shall charge to Partner for promotion of Partner's Customers Web Sites within HomeScout.

     (k) "Partner Marks" means Partner's trademarks, service marks, trade names, trade dress, logos, look and feel or other indicia of source.

     (l)  "Web Site" means a World Wide Web site on the Internet.

2.   Partner Duties.
     --------------

     (a)  Promotion of HomeScout to Customers.  Partner will use commercially
          -----------------------------------
          reasonable efforts to promote the HomeScout service to its Customers. Without limitation to the foregoing, Partner will integrate as a default portion of Partner's standard Member Access Panel, a "Click Agreement", authorizing the promotion of each Customer's Web Site and Customer Listings Data within HomeScout. Such Click Agreement shall require the Customer to manually opt out if they do not desire to be promoted within HomeScout. If more than one promotional option exists within the Member Access Panel, then HomeScout shall be the first such click agreement that is offered to the customer.

     (b)  Form of Consent.  Partner shall submit its proposed form of consent
          ---------------
          described in 2(a) above to iOwn for approval. iOwn shall work with Partner to decide on mutually agreeable contract language, as indicated by iOwn's written approval. Once so approved, the consent language will be attached hereto as Exhibit E. iOwn's standard form of permission is attached hereto as Exhibit A, as an example to Partner. Partner will obtain such consent from all Customers prior to sending any such Customers' Listings Data to iOwn for inclusion within the HomeScout service.

     (c)  Data Transmission.  For all Customers who do not opt out of promotion
          -----------------
          within HomeScout, Partner will provide iOwn with such Customers' Customer Listings Data as follows:

          (i)   Nature of the Data.  Partner will use commercially reasonable
                ------------------
                efforts to maintain the HomeScout Data Standards for Customer Listing Data, as set forth in Exhibit B, but in no event will fail to maintain the HomeScout Minimum Data Set set forth therein.

          (ii)  Method of Transmission.  Partner will send Customer Listing Data
                ----------------------
                (pursuant to the standards of Section 2(b)(i)) to iOwn in accordance with the HomeScout Data Transmission Standards set forth in Exhibit C.

          (iii) Updates.  Partner will transmit any change in any Customer
                -------
                Listing Data to iOwn pursuant to the HomeScout Data Transmission Standards as soon as commercially reasonable (but in no case more than 24 hours, and no less frequently than once per week) after Partner's receipt of such change.

     (d)  Data Inaccuracies.  Partner will be solely responsible for Partner's
          -----------------
          failure to transmit Customer Listing Data accurately or otherwise in accordance herewith. UNDER NO CIRCUMSTANCES WILL iOwn BE LIABLE IN ANY WAY FOR ANY ERRORS, INACCURACIES, FAILURES BY PARTNER TO TRANSMIT (TIMELY OR OTHERWISE) CUSTOMER LISTING DATA AND PARTNER AGREES THAT IT WILL BE SOLELY RESPONSIBLE FOR SUCH LIABILITY.

3.   iOwn Duties.
     -----------

     (a) iOwn will use commercially reasonable efforts to include all Customer Listing Data transmitted in accordance with Section 2 above within the HomeScout service.

     (b) iOwn will use commercially reasonable efforts to host and maintain the HomeScout service, and to increase usage of the HomeScout service over time.

     (c) iOwn will use a portion of such compensation paid by Partner hereunder for promotion and marketing to increase usage of the HomeScout Service.

4.   Fees; Payment.
     -------------

     (a)  Fees For Agent Customer Listings.  For each Agent Customer for whom
          --------------------------------
          Customer Listing Data is transmitted to iOwn pursuant to Section 2, iOwn will invoice Partner as follows: [*] during which, such Agent's Customer Listing Data is promoted within HomeScout.

     (b)  Fees For Broker Customer Listings.  For each Broker Customer for whom
          ---------------------------------
          Customer Listing Data is transmitted to iOwn pursuant to Section 2, iOwn will invoice Partner as follows: [*] during which such Broker Customer Listing Data is promoted within HomeScout.

     (c)  Invoices.  [*] iOwn will calculate the number of each type of
          --------
          Customers with Customer Listings Data promoted within HomeScout and will invoice Partner the corresponding fees as set forth in this
          Section 4. However, in any case, the [*].

     (d)  Payment of Invoices.  Partner shall pay all invoices from iOwn within
          -------------------
          thirty (30) days of the date of such invoices. All fees not paid within thirty (30) days of when such fees become due shall be subject to a finance charge of one and one half percent (1.5%) per month simple interest, with such interest charges starting on the due date for such fees.

     (e)  Taxes.  Partner shall be solely responsible for the payment of any and
          -----
          all sales, use, value-added, or similar taxes that may accrue in connection with the promotion of Customer Listing Data within HomeScout. Each party shall be responsible for any taxes based on their respective income.

5.   Term.  This Agreement will become effective as of the Effective Date and
     ----
     shall remain in effect for the Initial Term, and after the Initial Term this Agreement shall be automatically extended for successive Renewal Terms, unless either party provides notice of termination at least sixty
     (60) calendar days prior to the end of the Initial Term or

[*] Confidential Treatment Requested

     Renewal Term, as the case may be, or unless this Agreement is otherwise terminated as provided in the Standard Terms and Conditions.

     Initial Term:  [*]

     Renewal Term:  [*]

6.   Standard Terms and Conditions.  This Agreement will be governed by iOwn's
     -----------------------------
     Standard Terms and Conditions set forth in Exhibit D hereto ("Standard Terms and Conditions").

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

iOWN, INC.                               HOMES.COM, LLC


By:_______________________________       By:_________________________________

Name: Ned Hoyt                           Name:_______________________________

Title: Chief Executive Officer           Title:______________________________

Address:                                 Address:

333 Bryant Street, Lower Level           800 Menlo Avenue, #210
San Francisco, CA 94107                  Menlo Park, CA 94025

[*] Confidential Treatment Requested

                                   EXHIBIT A
                                   ---------

                               Form of Permission

                        COOPERATIVE MARKETING AGREEMENT

     iOwn, Inc. owns and operates a web site located primarily at www.iown.com,
                                                                  -------------
which provides educational and mortgage brokerage services to homebuyers and includes and Internet Real Estate marketing service known as HomeScout(R) located primarily but not exclusively at www.homescout.com.
                                         -----------------

     ________________________ wishes to increase homebuyer traffic to its web site and online listings by participating in HomeScout and establishing non-exclusive linking to property listings on its web site.

                            WHAT WE WILL DO FOR YOU

     HomeScout(R) will provide you with [*] to your web site and your listings by direction homebuyers to your site.

     In response to a user query, HomeScout(R) will generate summary results from the summary data you provide. Each summary listing generated by a user search will include a link to a detailed listing located on your web site.

                              ALL WE NEED FROM YOU

     Provide HomeScout(R) with a tab-delimited text file with a summary of your listing data using HomeScout's preferred format. Details are located at [*]

     Regular updates ____ times per week.

                          OWNERSHIP & RESPONSIBILITIES

     You retain all right, title and interest in and to the intellectual property of your web sites, data collected and any products and services on your web site. Nothing in this agreement entities iOwn, Inc. to any ownership in or exclusivity of access to the detailed listing on your web site.

     You agree to accept responsibility for the summary data provided to us and iOwn, Inc. agrees to accept responsibility for accurately displaying the data provided.

[*] Confidential Treatment Requested

                                   EXHIBIT B
                                   ---------

                                 Data Standards

Partner will insure that all Customer Listing Data is in accordance with the format and cleanliness standards provided by iOwn (and modified by iOwn from time to time) as set forth at the following URL:

[*]

[*] Confidential Treatment Requested

                                   EXHIBIT C
                                   ---------

                          Data Transmission Standards

Partner will transmit Customer Listing Data in accordance with the standards provided by iOwn (and modified by iOwn from time to time) as set forth at the following URL:

[*]

                                   EXHIBIT D
                                   ---------

                         Standard Terms and Conditions

1.   Licenses
     --------

     (a)  License Grant by Partner.  Partner hereby grants to iOwn a
          ------------------------
          nonexclusive, royalty-free right to: (a) use, reproduce, publicly display, publish, and transmit electronically Partner's and Customers' text, data, information, graphics or other materials provided by Partner hereunder to iOwn for use in connection with iOwn's obligations hereunder ("Partner Content"), in whole or in part, on or in connection with iOwn; (b) use, reproduce, publicly display and transmit electronically Partner's or Customers' trademarks, service marks, trade names, logos or other source identifiers (collectively, the "Partner Marks") as necessary to meet iOwn's obligations hereunder and subject to the guidelines set forth in Section 1(c) ("Use of Marks") below. Except as provided for herein, Partner reserves all right, title, and interest in and to Partner's Web Site, the Partner Content and the Partner Marks, along with any intellectual property rights associated with any of the foregoing, and no title to or ownership of any of the foregoing is transferred to iOwn or any other entity or person under this Agreement.

     (b)  License Grant by iOwn.  iOwn hereby grants to Partner a nonexclusive,
          ---------------------
          royalty-free right to use, reproduce, publicly display and transmit electronically iOwn's trademarks, service marks, trade names, logos or other source identifiers provided by iOwn (collectively, the "iOwn Marks") at necessary to meet Partner's promotional obligations hereunder and subject to the guidelines set forth in Section 1(c) ("Use of Marks") below. Except as provided for herein, iOwn reserves all right, title, and interest in and to the iOwn Web Site, the iOwn Content and the iOwn Marks, along with any intellectual property rights associated with any of the forgoing, and no title to or ownership of any of the foregoing is transferred to Partner or any other entity or person under this Agreement.

     (c)  Use of Marks.  Partner will not use or exploit any of the iOwn Marks,
          ------------
          and iOwn will not use or exploit any of the Partner Marks, except in such form as the other Party may consent to, which consent will not be unreasonably withheld or delayed. Each Party's use of the other Party's trademarks pursuant to the licenses set forth above shall be in accordance with such other Party's reasonable policies regarding use of its trademarks as may be established from time to time. Neither Party shall use the other Party's trademarks in a manner that disparages the other Party or its products or services, or portrays the other Party in a false, competitively adverse or poor light.

     (d)  Notices.  Each party agrees to display mutually agreeable trademark
          -------
          and copyright notices or legends of the other party when using such other party's Marks. Each party shall in advance submit to the other party the proposed placement of such notices or legends (including, without limitation, the place and manner of incorporation into electronic media or transmissions), and such other party shall have the right, acting reasonably, to approve the same.

2.   Public Announcements.  Any public announcements relating to this Agreement
     --------------------
     will be subject to the parties' mutual written approval. All such announcements will include a reasonably prominent reference to iOwn and Partner.

3.   Termination.
     -----------

     (a)  Early Termination.  This Agreement may be terminated at any time by
          -----------------
          either party, effective immediately upon notice, if the other party:
          (a) becomes insolvent; (b) files a petition in bankruptcy or (c) makes an assignment for the benefit of its creditors. Either party may terminate the Agreement, effective upon thirty (30) days written notice, in the event that the other party breaches any of its responsibilities or obligations under the Agreement in any material respect (including, without limitation, failure to pay) which breach is not remedied within thirty (30) days following written notice to such party.

     (b)  Effect of Termination.  The provisions in the Sections of
          ---------------------
          Confidentiality, Indemnification, Limitation of Liability, Representation and Warranties, and Miscellaneous, and the terms on the Licenses Section regarding ownership, of these Standard Terms and Conditions shall survive any termination or expiration of the Agreement.

4.   Confidentiality.  iOwn and Partner hereby acknowledge that in, the course
     ---------------
     of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's technology, marketing and business (the "Confidential Information"). Each party agrees to preserve and protect the confidentiality of the Confidential Information and to not use except as provided for under the terms of this Agreement or to disclose, or distribute to any third party Confidential Information without the prior written consent of the other party; provided, however, that any party hereto may disclose to any other
            --------  -------
     party any information which receiving party demonstrates: (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of a party; (ii) is discovered or created by the receiving party without reference to the Confidential Information, as shown in records of such party; or (iii) is lawfully obtained from a third party who has the right to make such disclosure; (iv) is released for publication by the other, (v) is required to be disclosed by a valid court order, or (vi) otherwise learned through legitimate means, other than from a third party under confidentiality obligations. Each party agrees for the Term of this Agreement and for a period of five (5) years thereafter to protect the confidentiality of the Confidential Information and to not use or disclose any Confidential Information to third parties. Without limiting the scope of the duty, the parties agree to limit their internal distribution of Confidential Information to their board of directors, employees, and agents, and to take reasonable steps to ensure that the dissemination is so limited. The actions or negligence of the parties, directors, employees, or agents shall be deemed to be the actions or negligence of the respective party, with regard to the Confidential Information of the other party. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.

5.   Indemnification.
     ---------------

     (a)  Indemnification by iOwn.  iOwn, at its own expense, will indemnify,
          -----------------------
          defend and hold harmless Partner, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against Partner or such party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

               (i) any final adjudication that the use of the HomeScout service in accordance with this Agreement (other than by reason of any Partner Brand Features, Partner Content or other items or materials supplied by Partner) infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to any third party; or

               (ii) any misrepresentation or breach of representation or
                    warranty of iOwn contained herein.

          iOwn will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded as a result of final adjudication against or otherwise incurred by Partner in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

          Notwithstanding the above, iOwn shall not be liable for any claim, suit, action or other proceeding that is based on or arises as a result of any software, content, materials or services provided to iOwn by a third party, except and only to the extent that iOwn is actually indemnified by the third party content provider for the same.

     (b)  Indemnification by Partner.  Partner, at its own expense, will
          --------------------------
          indemnify, defend and hold harmless iOwn, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against iOwn or such party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

                    (i) any final adjudication that the use of any Partner Brand
               Features, Partner Content (including without limitation Customer Listing Data) or other items or materials supplied by Partner in accordance with this Agreement infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to any third party; or

                    (ii) any misrepresentation or breach of representation or
               warranty of Partner contained herein.

               Partner will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs finally awarded against or otherwise incurred by iOwn in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

     (c)  Procedures.  Each party's obligation to indemnify the other hereunder
          ----------
          shall be conditioned upon (v) the indemnified party providing the indemnifying party with prompt written notice of any claim that could lead to a claim for, indemnification; (w) the indemnified party permitting the indemnifying party to assume and control the defense of such action, with counsel chosen by the indemnifying party, who shall be reasonably acceptable to the indemnified party; (x) the indemnified party will have the right to participate in any defense of such claim and/or be represented by counsel of its own choosing at its expense;
          (y) the indemnifying party will not settle any claim or action of the claiming party's behalf without the claiming party's prior written permission, and in the event the parties agree to settle a claim or action, the indemnifying party agrees not to disclose the settlement or to permit the opposing party to disclose the settlement without fast obtaining the claiming party's written permission; and (z) the indemnified party not entering into any settlement or compromise of any such claim without the indemnifying party's prior written consent. In the event the indemnified party enters into any settlement or compromise of any such claim without the indemnifying party's prior written consent, then the indemnifying party shall have no obligation, financial or otherwise for any such settlement or compromise so effected.

6.   Limitation of Liability.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, iOwn
     -----------------------
     PROVIDES THE HOMESCOUT SERVICE "AS IS" AND iOwn DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, iOwn DOES NOT WARRANT THAT THE HOMESCOUT SERVICE WILL BE FREE FROM BUGS, DEFECTS OR ERRORS, OR THAT THE HOMESCOUT SERVICE WELL BE ACCESSIBLE WITHOUT

     INTERRUPTION. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF, SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL iOwn's LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID TO iOwn BY PARTNER HEREUNDER.

7.   Representation and Warranties.
     -----------------------------

     (a) Each Party to this Agreement represents and warrants to the other Party that: (a) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) such Party has, or shall license or acquire, all rights necessary to perform its obligations hereunder,
          (c) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound.

     (b) iOwn represents and warrants that the iOwn Marks and iOwn Content will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

     (c) HC represents and warrants that the HC mark and HC Content will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

8.   Miscellaneous.
     -------------

     (a)  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
          waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon the parties and their respective successors and assigns.

     (b)  Successors and Assigns.  Neither party may assign this Agreement, in
          ----------------------
          whole or in part, without the other party's written consent; provided,
                                                                       --------
          however, that iOwn may assign this Agreement without such consent in
          -------
          connection with any merger, consolidation, any sale of all or substantially all of iOwn's assets or any other transaction in which more than fifty percent (50%) of iOwn's voting securities are transferred, subject to all of the terms of this Agreement. Any attempt to assign this Agreement other than in accordance, with this provision shall be null and void.

     (c)  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
          hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Partner hereby consents to the personal jurisdiction of California, acknowledges that venue is proper in any state or federal court in California, and waives any objection that it has or may have in the future with respect to any of the foregoing.

     (d)  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
          are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e)  Notices.  Any notice required or permitted by this Agreement shall be
          -------
          in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, or forty-eight
          (48) hours after being deposited in the regular mail as certified registered mail with postage prepaid, if such notice is addressed to the party to be, notified at such party's address as set forth in the Agreement.

     (f)  Severability.  If one or more provisions of this Agreement are held to
          ------------
          be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (g)  Entire Agreement.  This Agreement is the product of both of the
          ----------------
          parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated by this Agreement. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     (h)  Arbitration.  Any dispute or claim arising out of or in connection
          -----------
          with this Agreement will be settled by arbitration in San Francisco, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     (i)  Advice of Legal Counsel.  Each party acknowledges and represents that,
          -----------------------
          in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     (j)  No Partnership Implied; Future Business Activity.  Neither this
          ------------------------------------------------
          Agreement nor any terms and conditions contained herein may be construed as creating or constituting a Partnership, joint venture or agency relationship between the parties. This Agreement shall not limit either party's present or future business activities of any nature, including business activities which could be competitive with the other party, except to the extent such activities would involve a breach of (a) the confidentiality provisions of Section 8 above or (b) any other express provision of this Agreement.

     (k)  Taxes.  Each party shall pay all taxes, assessments, duties, tariffs,
          -----
          imposts, permits and fees however designated, which are levied upon it and related to its performance of its obligations or exercise of its rights under this Agreement. In no event shall one party be responsible for any taxes levied against the other party's net income.

     (1)  Attorney Fees.  The prevailing Party in any dispute hereunder shall be
          -------------
          entitled to recover from the other Party its costs, expenses and reasonable attorneys' fees (including any fees for expert witnesses, paralegals or other legal service providers).

                                   EXHIBIT E
                                   ---------

                           Approved Consent Language

                         PREFERRED PROVIDER AGREEMENT

     This PREFERRED PROVIDER AGREEMENT (the "Agreement") is made as of November 1, 1999 (the "Effective Date") by and between iOwn, Inc. ("iOwn"), a California corporation with its principal place of business at 333 Bryant Street, Lower Level, San Francisco, CA 94107 and Homes.com, LLC, a Delaware limited liability company, with its principal place of business located at 800 Menlo Avenue, #210, Menlo Park, CA 94025 ("HC").

                                    RECITALS

     WHEREAS, iOwn is the owner and operator of the iOwn Web Site (as defined below) that provides home buying related products, services and content, and HC operates a variety of Web properties and real estate-related Web services, including the Personal Brand service (as defined below); and

     WHEREAS, the Parties desire to establish co-branded versions of the PersonalBrand product which iOwn will promote, and HC will provide, to real estate professionals who use the iOwn Web Site;

     NOW, THEREFORE, in consideration of the mutual consideration, promises, representations, and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, iOwn and HC agree as follows:

                                   AGREEMENT

1.   Definitions

     1.1 "AgentDirect" means a version of PersonalBrand containing a reduced set of functionality as compared to the standard version of the PersonalBrand which has no Monthly Fee. HC may modify the AgentDirect product from time to time.

     1.2. "iOwn Agent" means real estate agents (as opposed to brokers) who are either registered in iOwn's existing database of real estate professionals or are users of areas of iOwn's Web Site tailored for the agent population.

     1.3. "Co-Branded PersonalBrand" means a version of the PersonalBrand products, including AgentDirect, that is developed and maintained by HC in accordance with the specifications set forth in Exhibit A hereto, as further described in Section 2.

     1.4. "HC Content" means HC's text, data, information, graphics or other materials provided by HC hereunder to iOwn and subject to HC's prior approval.

     1.5. "HC Marks" means HC trademarks, service marks, trade names, logos or other source identifiers

     1.6. "HC Web Site" means the Web Site owned and maintained by HC that is currently located at the URL www.homes.com and all successors.

     1.7. "Marks" means an entity's trademarks, service marks, trade names, logos or other source identifiers.

     1.8. "iOwn Competitor" means any company, person or entity whose business or proposed business in any way involves products, services or technology that could reasonably be determined by iOwn to be competitive with any of iOwn's present products, services, or technology.

     1.9. "iOwn Content" means iOwn's text, data, information, graphics, or other materials provided by iOwn to HC hereunder and subject to iOwn's prior approval.

     1.10. "iOwn Marks" means iOwn trademarks, service marks, trade names, logos or other source identifiers.

     1.11. "iOwn Mortgage Center" means a Web Site that is developed and operated by iOwn that includes information and other content related to mortgages, at a URL to be provided by iOwn.

     1.12. "iOwn Web Site" means the Web Site owned and maintained by iOwn that is currently located at the URL www.iOwn.com and all successors.

     1.13. "Link" means the hypertext graphic and/or textual fink that may be initiated by clicking an icon, logo, button, image or text to establish a direct connection to a different page of a Web Site or to a different Web Site.

     1.14. "Monthly Fee" means the monthly fee HC charges a real estate agent for maintenance, hosting and serving of the PersonalBrand pursuant to HC's standard terms and conditions.

     1.15. "PersonalBrand" means all versions of the "mypersonalbrand.com" personalized Web Site services that HC offers or will offer on the HC Web Site, including development, maintenance, and hosting of Web Sites for real estate professionals. HC may modify the PersonalBrand product from time to time.

     1.16. "Personalized Co-Branded Mortgage Center" means a Co-Branded Mortgage Center that (a) includes the iOwn Marks, HC Marks, and the applicable iOwn Agent's Marks, (b) is Linked to from such agent's or broker's Preferred PageorPersonalBrand, and (c) contains iOwn Content, as further specified in Exhibit B hereto.

     1.17. "Set-up Fee" means the initial fee for design and development that HC charges a real estate agent pursuant to HC's standard terms and conditions, who is purchasing the PersonalBrand product.

     1.18. "Sign-up Page" means a page hosted by HC which is linked to from the iOwn Web Site, and upon which iOwn Agents will be able to sign up for the Co-Branded PersonalBrand

     1.19. "Web Site" means a World Wide Web site on the Internet.

2.   HC Duties.  HC will design, host, maintain and support the Co-Branded
     ---------
PersonalBrand, including a Co-Branded AgentDirect version of PersonalBrand, for iOwn Agents as described in this Section 2.

     2.1   Co-Branded PersonalBrand.
           ------------------------

           2.1.1  Product Features. The Co-Branded PersonalBrand product will
                  ----------------
                  have substantially the same features as the mypersonalbrand.com Web marketing site that is generally commercially available from HC (including without limitation such Web page design, hosting, maintenance and support services as HC provides to its mypersonalbrand.com customers), except that: (a) each Co-Branded PersonalBrand Web, page will contain branding of HC, iOwn and the relevant iOwn Agent, as described in Exhibit A hereto, as well as any Links or promotional features described therein; (b) the Co-Branded PersonalBrand, shall contain a Link to a Personalized Co-Branded Mortgage Center-, and (c) HC shall delete any functionality on the Co-Branded PersonalBrand that permits iOwn Agents to designate an alternative provider of mortgage services or information on the Co-Branded PersonalBrand.

           2.1.2  Exclusive Promoted Mortgage Provider for PersonalBrand. iOwn
                  ------------------------------------------------------
                  shall be the exclusive mortgage provider partner that HC promotes on the iOwn Co-Branded PersonalBrand pages. HC, therefore, shall not enter into any co-branding, co-marketing, affiliate or co-promotion agreements with other mortgage providers for promotion within any iOwn Co-Branded PersonalBrand page.

           2.1.3  Survivability. In the event of any termination or expiration
                  -------------
                  of this Agreement, HC's obligations (a) with regard to Co-Branded PersonalBrand features, branding, Links and exclusivity hereunder, and (b) with regard to the continued provision of the same hosting, maintenance and support services as HC provides to its "mypersonalbrand.com" customers, shall survive the termination or expiration of this Agreement.

     2.2   Offering of Co-Branded PersonalBrand to iOwn Agents.
           ---------------------------------------------------

           2.2.1  Terms of Service.  HC will offer the Co-Branded PersonalBrand
                  ----------------
                  to all iOwn Agents on the Sign-up Page, according with the following terms: (a) iOwn will be the exclusive provider of mortgage products and information on the iOwn Agent's Co-Branded PersonalBrand, (b) such Co-Branded PersonalBrands will not contain advertising for or Links to iOwn Competitors, and
                  (c) any PersonalBrand features, branding, Links and exclusivity hereunder will be perpetual for the life of the Co-Branded PersonalBrand, will not removable by the iOwn Agent, and shall survive the termination or expiration of this Agreement.

           2.2.2  Sign-up Page.  HC will host and serve a Sign-up page with
                  ------------
                  branding of HC and iOwn, as mutually agreed by the parties. The Sign-up page will not offer any products other than the Co-Branded PersonalBrand.

     2.3   Fees to iOwn Agents.
           -------------------

           2.3.1  [*] for the Co-Branded PersonalBrand product.

           2.3.2  Monthly Fees.  HC may charge Monthly Fees to iOwn Agents for
                  ------------
                  the Co-Branded Personal Brand, in accordance with this Section 2.3.2.

                  2.3.2.1  Favored Pricing.  [*] for any standard
                           ---------------
                           mypersonalbrand.com products. [*]

                  2.3.2.2  Pricing to iOwn. [*] for any or all iOwn Agents, then
                           ---------------
                           HC [*] of HC's price pursuant to Section 2.3.2.1 above.

     2.4   Reporting and customer information.
           ----------------------------------

           2.4.1 The iOwn agents shall be considered customers of iOwn, and HC will not use their customer information for any purposes other than the provision of services specified in this agreement.

           2.4.2 HC will provide to iOwn on a series of reports detailing the usage of the HC services by iOwn agents.

                  2.4.2.1 HC will provide reports of new agents who have signed up for the Co-branded PersonalBrand products on a weekly basis, along with a summary of the total agents signed up to date.

[*] Confidential Treatment Requested

                  2.4.2.2 HC will provide iOwn with dynamic access to the customer information which it collects about the iOwn agents who sign up for the Cobranded Personal Brand product.

3.   iOwn Duties.
     -----------

     3.1  Promotion of Co-Branded PersonalBrand to iOwn Agents.  iOwn will use
          ----------------------------------------------------
          commercially reasonable efforts to promote the Co-Branded PersonalBrand products to iOwn Agents. Without limitation to the foregoing, iOwn will, place Links promoting the Co-Branded PersonalBrand on areas of iOwn's Web Site tailored for iOwn Agents. Such Links, when selected by iOwn Agents, will transfer iOwn Agents to the Sign-up Page.

     3.2  Preferred Provider.  iOwn hereby appoints HC as iOwn's "Preferred
          ------------------
          Provider" of Web page design, hosting, maintenance, and domain name registry services to iOwn Agents. As a preferred provider, iOwn will give superior placement to HC and/or the Co-Branded PersonalBrand as among other providers of such services and/or such services.

4.   Invoices, Payment.
     -----------------

     4.1  Invoices.  iOwn will invoice HC [*] in consideration of iOwn's
          --------
          services hereunder.

     4.2  Payment of Invoices.  HC shall pay all invoices from iOwn within
          -------------------
          thirty (30) days of the date of such invoices. All fees not paid within thirty (30) days of when such fees become due shall be subject to a finance charge of one and one half percent (1.5%) per month simple interest, with such interest charges starting on the due date for such fees.

5.   Term.  This Agreement will become effective as of the Effective Date and
     ----
     shall remain in effect for the Initial Term, and after the Initial Term this Agreement shall be automatically extended for successive Renewal Terms, unless either party provides notice of termination at least sixty
     (60) calendar days prior to the end of the Initial Term or Renewal Term, as the case may be, or unless this Agreement is otherwise terminated as provided in the Standard Terms and Conditions.

     Initial Term:  [*]

     Renewal Term:  [*]

6.   Standard Terms and Conditions.  This Agreement will be governed by iOwn's
     -----------------------------
     Standard Terms and Conditions set forth in Exhibit C hereto ("Standard Terms and Conditions").

[*] Confidential Treatment Requested

          The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

iOWN, INC.                                HOMES.COM, LLC

By:____________________________           By:____________________________

Name:  Ned Hoyt                           Name:__________________________

Tide:  Chief Executive Officer            Title:_________________________

Address:                                  Address:

333 Bryant Street, Lower Level            800 Menlo Avenue, #210
San Francisco, CA 94107                   Menlo Park, CA 94025

                                   EXHIBIT A
              CO-BRANDED PERSONALBRAND BRANDING AND PAGE FEATURES

To be mutually agreed by the parties and set forth in this Exhibit A.

                                   EXHIBIT B
                    PERSONALIZED CO-BRANDED MORTGAGE CENTER

To be substantially similar to the cobranded mortgage center created under the existing "Cobranding and Promotion agreement" between the parties, with any changes to be mutually agreed by the parties and set forth in this Exhibit B.

                                   EXHIBIT C
                         STANDARD TERMS AND CONDITIONS

1.   Licenses
     --------

     (a)  License Grant by iOwn.  iOwn hereby grants to HC a nonexclusive,
          ---------------------
          royalty-free right to: (a) use, reproduce, modify, create derivative works of, publicly display, publish, and transmit electronically iOwn's text, data, information, graphics or other materials provided by iOwn hereunder to HC for use in connection with HC's obligations hereunder ("iOwn Content"), in whole or in part; (b) use, reproduce, publicly display and transmit electronically iOwn's trademarks, service marks, trade names, logos or other source identifiers (collectively, the "iOwn Marks") as necessary to meet HC's obligations hereunder and subject to the guidelines set forth in Section I (c) ("Use of Marks") below. Except as provided for herein, iOwn reserves all right, title, and interest in and to iOwn's Web Site, the iOwn Content and the iOwn Marks, along with any intellectual property nights associated with any of the foregoing, and no title to or ownership of any of the foregoing is transferred to HC or any other entity or person under this Agreement.

     (b)  License Grant by HC.  HC hereby grants to iOwn a nonexclusive,
          -------------------
          royalty-free right to use, reproduce, publicly display and transmit electronically HC's trademarks, service marks, trade names, logos or other source identifiers provided by HC (collectively, the "HC Marks") as necessary to meet iOwn's promotional obligations hereunder and subject to the guidelines set forth in Section 1(c) ("Use of Marks") below. Except as provided for herein, HC reserves all right, title, and interest in and to the HC Web Site, the HC Content and the HC Marks, along with any intellectual property rights associated with any of the forgoing, and no title to or ownership of any of the foregoing is transferred to iOwn or any other entity or person under this Agreement.

     (c)  Use of Marks.  HC will not use or exploit any of the iOwn Marks, and
          ------------
          iOwn will not use or exploit any of the HC Marks, except in such form as the other Party may consent to, which consent will not be unreasonably withheld or delayed. Each Party's use of the other Party's trademarks pursuant to the licenses set forth above shall be in accordance with such other Party's reasonable policies regarding use of its trademarks as may be established from time to time. Neither Party shall use the other Party's trademarks in a manner that disparages the other Party or its products or services, or portrays the other Party in a false, competitively adverse or poor light.

     (d)  Notices.  Each party agrees to display mutually agreeable trademark
          -------
          and copyright notices or legends of the other party when using such other party's Marks. Each party shall in advance submit to the other party the proposed placement of such notices or legends (including, without limitation, the place and manner of incorporation into electronic media or transmissions), and such other party shall have the right, acting reasonably, to approve the same.

2.   Public Announcements.  Any public announcements relating to this Agreement
     --------------------
     will be subject to the parties' mutual written approval. All such announcements will include a reasonably prominent reference to iOwn and HC.

3.   Termination.
     -----------

     (a)  Early Termination.  This Agreement may be terminated at any time by
          -----------------
          either party, effective immediately upon notice, if the other party:
          (a) becomes insolvent; (b) files a petition in bankruptcy or (c) makes an assignment for the benefit of its creditors. Either party may terminate the Agreement, effective upon thirty (30) days written notice, in the event that the other party breaches any of its responsibilities or obligations under the Agreement in any material respect (including, without limitation, failure to pay) which breach is not remedied within thirty (30) days following written notice to such party.

     (b)  Effect of Termination.  The provisions in the Sections of
          ---------------------
          Confidentiality, Indemnification, Limitation of Liability, Representation and Warranties, and Miscellaneous, and the terms on the Licenses Section regarding ownership, of these Standard Terms and Conditions shall survive any termination or expiration of the Agreement.

4.   Confidentiality.  iOwn and HC hereby acknowledge that in the course of
     ---------------
     activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's technology, marketing and business (the "Confidential Information"). Each party agrees to preserve and protect the confidentiality of the Confidential Information and to not use except as provided for under the terms of this Agreement or to disclose, or distribute to any third party Confidential Information without the prior written consent of the other party; provided, however, that any party hereto may disclose to any other
            --------  -------
     party any information which receiving party demonstrates: (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of a party; (ii) is discovered or created by the receiving party without reference to the Confidential Information, as shown in records of such party; or (iii) is lawfully obtained from a third party who has the right to make such disclosure; (iv) is released for publication by the other; (v) is required to be disclosed by a valid court order, or (vi) otherwise learned through legitimate means, other than from a third party under confidentiality obligations. Each party agrees for the Term of this Agreement and for a period of five (5) years thereafter to protect the confidentiality of the Confidential Information and to not use or disclose any Confidential Information to third parties. Without limiting the scope of the duty, the parties agree to limit their internal distribution of Confidential Information to their board of directors, employees, and agents, and to take reasonable steps to ensure that the dissemination is so limited. The actions or negligence of the parties, directors, employees, or agents shall be deemed to be the actions or negligence of the respective party, with regard to the Confidential Information of the other party. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any, court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.

5.   Indemnification.
     ---------------

     (a)  Indemnification by iOwn.  iOwn, at its own expense, will indemnify,
          -----------------------
          defend and hold harmless HC, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against HC or such party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

                    (i) any final adjudication that the use of the HomeScout service in accordance with this Agreement (other than by reason of any HC Brand Features, HC Content or other items or materials supplied by HC) infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to an), third party; or

                    (ii) any misrepresentation or breach of representation or
               warranty of iOwn contained herein.

               iOwn will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded as a result of final adjudication against or otherwise incurred by HC in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

               Notwithstanding the above, iOwn shall not be liable for any claim, suit, action or other proceeding that is based on or arises as a result of any software, content, materials or services provided to iOwn by a third party, except and only to the extent that iOwn is actually indemnified by the third party content provider for the same.

     (b)  Indemnification by HC.  HC, at its own expense, will indemnify, defend
          ---------------------
          and hold harmless iOwn, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against iOwn or such party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

                    (i) any final adjudication that the use of any HC Brand Features, HC Content (including without limitation Customer Listing Data) or other items or materials supplied by HC in accordance with this Agreement infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to any third party; or

                    (ii) any misrepresentation or breach of representation or
               warranty of HC contained herein.

               HC will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs finally awarded against or otherwise incurred by iOwn in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

     (c)  Procedures.  Each party's obligation to indemnify the other hereunder
          ----------
          shall be conditioned upon (v) the indemnified party providing the indemnifying party with prompt written notice of any claim that could lead to a claim for indemnification; (w) the indemnified party permitting the indemnifying party to assume and control the defense of such action, with counsel chosen by the indemnifying party, who shall be reasonably acceptable to the indemnified party; (x) the indemnified party will have the right to participate in any defense of such claim and/or be represented by counsel of its own choosing at its expense;
          (y) the indemnifying party will not settle any claim or action of the claiming party's behalf without the claiming party's prior written permission, and in the event the parties agree to settle a claim or action, the indemnifying party agrees not to disclose the settlement or to permit the opposing party to disclose the settlement without first obtaining the claiming party's written permission; and (i) the indemnified party not entering into any settlement or compromise of any such claim without the indemnifying party's prior written consent. In the event the indemnified party enters into any settlement or compromise of any such claim without the indemnifying party's prior written consent, then the indemnifying party shall have no obligation, financial or otherwise for any such settlement or compromise so effected.

6.   Limitation of Liability.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES
     -----------------------
     PROVIDE ALL SERVICES HEREUNDER "AS IS" AND EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY WARRANTS THAT THEIR RESPECTIVE SERVICES WELL BE FREE FROM BUGS, DEFECTS OR ERRORS, OR THAT THE SERVICES HEREUNDER WELL BE ACCESSIBLE WITHOUT INTERRUPTION. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

     DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT FOR PAYMENT OBLIGATIONS UNDER SECTION 4 OF THE BODY OF TIES AGREEMENT, NEITHER PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE TOTAL AMOUNTS TO BE PAID HEREUNDER.

7.   Representation and Warranties.
     -----------------------------

     (a) Each Party to this Agreement represents and warrants to the other Party that: (a) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) such Party has, or shall license or acquire, all rights necessary to perform its obligations hereunder,
          (c) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound.

     (b) iOwn represents and warrants that the iOwn Marks and iOwn Content will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

     (c) HC represents and warrants that the HC mark and HC Content will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

8.   Miscellaneous.
     -------------

     (a)  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
          waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon the parties and their respective successors and assigns.

     (b)  Successors and Assigns.  Neither party may assign this Agreement, in
          ----------------------
          whole or in part, without the other party's written consent; provided, however that iOwn may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of iOwn's assets or any other transaction in which more than fifty percent (50%) of iOwn's voting securities are transferred, subject to all of the terms of this Agreement. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

     (c)  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
          hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law provision or rule (whether of the

          State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. HC hereby consents to the personal jurisdiction of California, acknowledges that venue is proper in any state or federal court in California, and waives any objection dig it has or may have in the future with respect to any of the foregoing.

     (d)  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
          are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e)  Notices.  Any notice required or permitted by this Agreement shall be
          -------
          in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, or forty-eight
          (48) hour.; after being deposited in the regular mail as certified registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth in the Agreement.

     (f)  Severability.  If one or more provisions of this Agreement are held to
          ------------
          be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (g)  Entire Agreement.  This Agreement is the product of both of the
          ----------------
          parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated by this Agreement. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     (h)  Arbitration.  Any dispute or claim arising out of or in connection
          -----------
          with this Agreement will be settled by arbitration in San Francisco, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator maybe entered in any court having jurisdiction thereof Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     (i)  Advice of Legal Counsel.  Each party acknowledges and represents that,
          -----------------------
          in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     (j)  No Partnership Implied; Future Business Activity.  Neither this
          ------------------------------------------------
          Agreement nor any terms and conditions contained herein may be construed as creating or constituting a Partnership, joint venture or agency relationship between the parties. This Agreement shall not limit either party's present or future business activities of any nature, including business activities which could be competitive with the other party, except to the extent such activities would involve a breach of (a) the confidentiality provisions of Section 8 above or (b) any other express provision of this Agreement.

     (k)  Taxes.  Each party shall pay all taxes, assessments, duties, tariffs,
          -----
          imposts, permits and fees however designated, which are levied upon it and related to its performance of its obligations or exercise of its rights under this Agreement. In no event shall one party be responsible for any taxes levied against the other party's net income.

     (l)  Attorney Fees.  The prevailing Party in any dispute hereunder shall be
          -------------
          entitled to recover from the other Party its costs, expenses and reasonable attorneys' fees (including any fees for expert witnesses, paralegals or other legal service providers).

                     CO-BRANDING AND PROMOTION AGREEMENT

     This CO-BRANDING AND PROMOTION AGREEMENT (the "Agreement") is made as of November 1, 1999 (the "Effective Date") by and between iOwn, Inc. ("iOwn"), a California corporation with its principal place of business at 333 Bryant Street, Lower Level, San Francisco, CA 94107 and Homes.com, LLC, a Delaware limited liability company, with its principal place of business located at 800 Menlo Avenue, #210, Menlo Park, CA 94025 ("HC").

                                   RECITALS

     WHEREAS, iOwn is the owner and operator of the iOwn Web Site (as defined below) that provides home buying related products, services and content, and HC operates a variety of Web properties and real estate-related Web services, including the HC Web Site (as defined below); and

     WHEREAS, the Parties desire to establish a co-branded mortgage information center that will be located on the HC Web Site, and the Parties desire to drive traffic to such co-branded mortgage information center through a broad range of marketing and promotional programs;

     NOW, THEREFORE, in consideration of the mutual consideration, promises, representations, and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, iOwn and HC agree as follows:

                                   AGREEMENT

1.   Definitions

     1.1. "Ad Copy" means the artwork and copy provided by iOwn to HC for an advertisement, newsletter or business reply card.

     1.2. "Agent/Broker View" means the Web tools that an agent or broker sees upon signing into the password protected area of his/her PersonalBrand or Preferred Page Web Site.

     1.3. "Consumer View" means the view of a Web Site that a visitor to a PersonalBrand or Preferred Page sees, without entering the agent's or broker's password protected area.

     1.4. "Co-Branded Mortgage Center" means a Web Site that is developed and operated by iOwn consistent with the Statement of Work (as defined in
          Section 5.1 below), co-branded with HC Marks and iOwn Marks, and that includes information and other content related to mortgages. An example of a screen shot of a Co-Branded Mortgage Center is attached as Exhibit A ("Screen Shot").
             ---------

     1.5. "Full Application Qualified Lead" is a [*] on the Full Application page on the iOwn Web Site [*] of first accessing such Co-Branded Mortgage Center and who passes iOwn's customer underwriting filter.

     1.6. "HC Content" means HC's text, data, information, graphics or other materials provided by HC hereunder to iOwn and subject to HC's prior approval.

     1.7. "HC Marks" means HC trademarks, service marks, trade names, logos or other source identifiers

     1.8. "HC Web Site" means the Web Site owned and maintained by HC that is currently located at the URL www.homes.com and all successors.

     1.9. "Marks" means an entity's trademarks, service marks, trade names, logos or other source identifiers.

     1.10. "iOwn Competitor" means any company, person or entity whose business or proposed business in any way involves products, services or technology that could reasonably be determined by iOwn to be competitive with any of iOwn's present or proposed products, services, or technology.

     1.11. "iOwn Content" means iOwn's text, data, information, graphics, or other materials provided by iOwn to HC hereunder and subject to iOwn's prior approval.

     1.12. "iOwn Marks" means iOwn trademarks, service marks, trade names, logos or other source identifiers.

     1.13. "iOwn Web Site" means the Web Site owned and maintained by iOwn that is currently located at the URL www.iOwn.com and all successors.

     1.14. "Link" means the hypertext graphic and/or textual link that may be initiated by clicking an icon, logo, button, image or text to establish a direct connection to a different page of a Web Site or to a different Web Site.

     1.15. "PersonalBrand" means the "mypersonalbrand.com" personalized web pages purchased by real estate professionals directly (rather than by their broker) and that HC develops, maintains, and hosts. HC may modify the PersonalBrand product from time to time.

     1.16. "Personalized Co-Branded Mortgage Center" means a Co-Branded Mortgage Center that (a) includes the iOwn Marks, HC Marks, and the applicable agent's or broker's Marks, (b)is Linked to from such agent's or broker's Preferred Page or PersonalBrand, and (c) contains iOwn Content.


[*] Confidential Treatment Requested

     1.17. [*] means a [*] who completes an application and clicks the "submit" button the Pre Approval page on the iOwn Web site [*] of first accessing such Co-Branded Mortgage Center and who passes iOwn's customer underwriting filter.

     1.18. "Preferred Pages" means the personalized web pages purchased by real estate brokers for the brokerage and for such brokers' agents including any pages for such brokers or such brokers' affiliated agents. HC develops, maintains, and hosts the Preferred Pages. HC may modify the Preferred Pages product from time to time.

     1.19. "Promotional PersonalBrand" means PersonalBrands Web Pages sold to agents who agree to have iOwn be the exclusive mortgage provider on the Consumer View and Agent/Broker View of their Personalized PersonalBrand. Such Promotional PersonalBrands differ from other PersonalBrands as follows: (a) HC shall delete any functionality that permits such agents to designate an alternative provider of mortgages, (b) HC shall waive such agents' Set-up Fee and (c) HC shall invoice iOwn for such Set-up Fees as set forth in Section 8.2 below.

     1.20. Promotional Preferred Pages means Preferred Pages Web Pages sold to brokers who agree to have iOwn as the exclusive mortgage provider on the Consumer View and Agent/Broker View of their brokerage, and their agents', Personalized Preferred Pages. Such Promotional Preferred Pages shall differ from other Preferred Pages as follows: (a) HC shall delete any functionality that permits such agents to designate an alternative provider of mortgages, (b) HC shall waive such agents' Set-up Fee and (c) HC shall invoice iOwn for such Set-up Fees as set forth in Section 8.1 below.

     1.21. "Set-up Fee" means the initial fee for design and development that HC charges a real estate agent or broker (as applicable), pursuant to HC's standard terms and conditions, who is purchasing either the PersonalBrand or Preferred Page product.

     1.22. "Site Visitor" means a unique visitor (possessing a unique internet protocol address) to the Co-Branded Mortgage Center who first accessed either the iOwn Web Site or the Co-Branded Mortgage Center through the HC Web Site or through a Personalized Co-Branded Mortgage Center.

     1.11  "Web Site" means a World Wide Web site on the Internet.

2.   Preferred Pages

     2.1.  Integration with Preferred Pages.  The Parties shall work together to
           ---------------------------------
           integrate a Personalized Co-Branded Mortgage Center into all existing and new Preferred

[*] Confidential Treatment Requested

           Pages, including both the Consumer Views and Agent/Broker Views thereof, as set forth in Exhibit B ("Integration").
                                    ---------

     2.2.  Alternative Provider Requests.  In the event that an agent or broker
           ------------------------------
           requests that HC place a Link from the Preferred Page to alternative mortgage provider, then the Parties agree that HC may honor such request. Without limiting the foregoing and prior to honoring such request, HC agrees to use its best efforts to introduce such agent or broker to iOwn so that iOwn may promote its mortgage services to such agent or broker.

     2.3.  Promotion of Preferred Pages.  During the Initial Term, HC will use
           ----------------------------
           its best efforts to sell at least [*] of Promotional Preferred Pages, based on the Set-up Fees rates set forth in Exhibit F ("Preferred
                                                       ---------
           Pages Set-up Fees"). HC shall include language HC's standard contract for the sale of Promotional Preferred Pages that states that (a) iOwn's shall be the exclusive mortgage provider on the Personalized Co-Branded Mortgage Center for the life of the Promotional Preferred Page, and (b) iOwn is a third party beneficiary to such contract for the purpose of enforcing the above stated section. If HC fails to sell at least [*] of Promotional Preferred Pages during the Initial Term, then HC will continue to use its best efforts to sell such Promotional Preferred Pages after the Initial Term (whether during any Renewal Term or after the termination or expiration of this Agreement), in accordance with the terms of this Section 2.3, [*].

     2.4.  Link to Personalized Co-Mortgage Center. HC shall include in HC's
           ----------------------------------------
           standard contract for the sale of Promotional Preferred Pages a provision that states that the Link from the Promotional Preferred Pages to the Personalized Co-Mortgage Center ("Personalized Link") shall survive the termination or expiration of this Agreement. After a [*] such agent may request that HC remove the Personalized Link subject to the payment of a new Set-up Fee at the then-current rates. If an agent makes such a request, [*] of the resulting Set-up Fees. Such payment shall be made to iOwn on a quarterly basis.

3. PersonalBrand

     3.1.  Integration with PersonalBrand.  The Parties shall work together to
           -------------------------------
           integrate a Personalized Co-Branded Mortgage Center into all existing and new PersonalBrand pages, including both the Consumer Views and Agent/Broker Views thereof, as set forth in Exhibit B
                                                       ---------
           ("Integration").

     3.2.  Alternative Provider Requests. In the event that an agent requests
           ------------------------------
           that HC place a Link from the PersonalBrand to alternative mortgage provider, then the Parties

[*] Confidential Treatment Requested
           agree that HC may honor such request. Without limiting the foregoing and prior to honoring such request, HC agrees to use its best efforts to introduce such agent to iOwn so that iOwn may promote its mortgage services to such agent.

     3.3.  Promotion of PersonalBrand. During the [*] HC will use its best
           --------------------------
           efforts to sell at least [*] Promotional PersonalBrands. HC shall include language in HC's standard contract for the sale of Promotional PersonalBrands (a) that states that iOwn shall be the exclusive mortgage provider for the life of the Personalized Co-Branded Mortgage Center, and (b) that iOwn is a third party beneficiary to such contract for the purpose of enforcing the above stated section. If HC fails to sell at least [*] Promotional PersonalBrands during the Initial Term, then HC will continue to use its best efforts to sell such [*] Promotional PersonalBrands after the Initial Term (whether during any Renewal Term or after the termination or expiration of this Agreement), in accordance with the terms of this Section 3.3, [*].

     3.4.  Link to Personalized Co-Mortgage Center. HC shall include in HC's
           ----------------------------------------
           standard contract for the sale of Promotional PersonalBrand a provision that states that the Personalized Link shall survive the termination or expiration of this Agreement. After a [*] term, such agent may request that HC remove the Personalized Link subject to the payment of a new Set-up Fee at the then-current rates. [*].

4. Integration with HC Web Site

     4.1.  Termination of Current HC Mortgages Page Obligation. Immediately
           ----------------------------------------------------
           after the Effective, HC will use best efforts to terminate any existing obligations or agreements, whether written, oral or implied by conduct, that relate to advertising, branding or content provision on the HC Web Site regarding mortgages. To the extent that any such obligations or agreements are not immediately terminable, HC will use its best efforts to diminish and minimize the prominence or placement of such advertising, branding or content during such time as such obligations are in effect. HC will not renew any existing agreements.. A list of all such agreements and their expiration dates is attached as Exhibit C ("Mortgage Advertisement Agreements").
                          ---------

     4.2.  Links. HC shall provide iOwn with a Link from the home page of the HC
           -----
           Web Site to the Co-Branded Mortgage Center. In addition, HC shall provide iOwn with a Link on the HC's navigation bar. Such Link shall be titled "Mortgages" as set forth in Exhibit E ("Link Screen Shot").
                                                 ------------------------------
           HC will ensure that each such Link conveys users directly to the Co-Branded Mortgage Center. In addition, HC shall

[*] Confidential Treatment Requested
           not take any action, or assist, authorize or encourage any third party to take any action, that would cause the appearance or presentation of the Co-Branded Mortgage Center as seen by users of Links to be different from that seen by users who access the Co-Branded Mortgage Center by hand-entering the applicable URL into a generally commercially available browser which has not been customized for a particular person or entity.

     4.3.  Exclusivity.  HC hereby appoints iOwn as its exclusive provider of
           -----------
           mortgages on the HC Web Site., The Parties acknowledge that such exclusivity is subject to the existing agreements listed in Exhibit C
                                                                       ---------
           ("Mortgage Advertisement Agreements"). If HC is providing a co-branded or affiliate version of the HC Web Site to a third party partner who asks HC to incorporate an alternative mortgage provider, then HC may honor such request. Without limiting the foregoing and prior to honoring such request, HC agrees to use its best efforts to introduce such partner to iOwn so that iOwn may promote iOwn's mortgage services to such partner. The Parties agree, however, that HC may not solicit such request from partner.

5. Co-Branded Mortgage Center

     5.1.  Development of the Co-Branded Mortgage Center. The Parties agree to
           ----------------------------------------------
           work together to develop specifications for the development of a Co-Branded Mortgage Center ("Statement of Work") as set forth in Exhibit
                                                                         -------
           D ("Statement of Work"). Such Co-Branded Mortgage Center shall be the
           ---------------------
           framework for the Personalized Co-Branded Mortgage Centers and shall be Linked to the HC Web Site as set forth above in Section 4.2 ("Links").

     5.2.  Content and Services. The Parties will mutually agree on the content
           ---------------------
           and information to be placed in the Co-Branded Mortgage Center. iOwn will be solely responsible for the sale and placement of advertising on the Co-Branded Mortgage Center, at iOwn's sole discretion. If HC, in its reasonable discretion, finds any advertising on the Co-Branded Mortgage Center to be objectionable, then HC may notify iOwn and iOwn shall use commercially reasonable efforts to remove such advertising. iOwn will own all right, title and interest in and to all information (including user-related information) that is created or collected in the operation of the Co-Branded Mortgage Center. iOwn will use commercially reasonable efforts to provide "Hosting Services" for the Co-Branded Mortgage Center, including all necessary technical, support, sales, administrative and management personnel, facilities, equipment and supplies. For purposes of this Agreement, "Hosting Services" means the provision and management of servers, telecommunications, facilities, maintenance, and operations related to the delivery of Internet based services and content.

6. Advertising

     6.1.  Promotion. The Parties agree to mutually promote and advertise the
           ----------
           Co-Branded Mortgage Center as set forth herein, and as otherwise mutually agreed by the Parties. In addition, HC will prominently promote the iOwn services and promotional offers in all of its standard sales and marketing efforts for the Preferred Pages and PersonalBrands products.

     6.2.  Banner Advertisements. HC will place a run of site "Banner
           ----------------------
           Advertisement" that will be displayed on the top of the pages of the HC Web Site throughout the Term. For purposes of this Agreement, "Banner Advertisement" will mean a Link from the HC Web Site to Co-Branded Mortgage Center in the form of an iOwn advertisement. The Parties agree that such Banner Advertisement will be at least ___ x ____ pixels. iOwn will provide HC with the relevant text, graphics, and format for such Banner Advertisements.

     6.3.  Impressions. HC will use best efforts to provide iOwn with at least
           ------------
           [*] of the Banner Advertisement per month during the Term. For purposes of this Agreement, "Impression" shall mean each time that the Banner Advertisement is served on the HC Web Site.

     6.4.  Verification. By six p.m. Pacific Standard Time, on the fifteenth
           -------------
           (15) day of each month, HC will deliver monthly reports to iOwn in a mutually agreeable format. These reports shall contain information regarding the number of Impressions for the preceding calendar month.

     6.5.  Newsletters. HC agrees that iOwn shall be the exclusive mortgage-
           ------------
           related sponsor or advertiser in HC's newsletters and other informational distributions (such as e-mails to HC's members) (collectively "Newsletters"). As mutually agreed to by the Parties, HC further agrees to include iOwn information and Ad Copy (as defined below) promoting the Co-Branded Mortgage Center to place in such Newsletters. The Parties shall agree upon the content and placement of such information and Ad Copy before each distribution of a Newsletter.

     6.6.  Homes and Land.
           ---------------

               6.6.1 Full Page Advertisements. HC will cause one (1) full-page,
                     -------------------------
           full-color print advertisement promoting the Co-Branded Mortgage Center to be inserted in each issue of every local version of "Homes and Land" magazines published by PCL Media, Ltd of Tallahassee, Florida. iOwn will provide the Ad Copy to HC or to a third party designated by HC as is required by the circumstance of such insertion rights.

               6.6.2 Business Reply Cards. At iOwn's request, four (4) times
                     ---------------------
           during the Initial Term, and two (2) times during each Renewal Term, HC will cause one (1) reply card to be inserted in each issue of every local version of "Homes and Land" magazine published by PCL Media, Ltd of Tallahassee, Florida. In iOwn's sole

[*] Confidential Treatment Requested
           discretion, iOwn will provide Ad Copy to HC or to a third party designated by HC as is required by the circumstance of such insertion rights. Subject to HC's reasonable approval, iOwn shall determine, in its sole discretion, the content and subject matter of the business reply card. The Parties acknowledge and agree that such content is not required to reference the Co-Branded Mortgage Center.

               6.6.3 Definition. For purposes of this Section 6.6. the term
                     -----------
           "cause ... to be inserted" means that HC will either assign such insertion rights to iOwn as HC may have (whether by contract, promotional "comps" or the like), or HC will secure such insertion rights for iOwn at HC's sole cost and expense.

7. HomeLine and HomeMail Lead Mailings

     7.1.  HomeLine Mailings.  iOwn will develop and provide to HC marketing
           ------------------
           collateral materials that promote both iOwn and the Co-Branded Mortgage Center to be inserted in HC's standard mailings to "HomeLine Customers". For purposes of this Agreement, "HomeLine Customer" means a potential customer that requests information from HC's 800 telephone number or requests information from a similar Link on the HC Web Site. HC agrees to include such marketing collateral in HC's mailings to HomeLine customers. [*].

     7.2.  HomeMail Mailings. iOwn will develop and provide to HC some marketing
           ------------------
           collateral materials that promote both iOwn and the Co-Branded Mortgage Center to be inserted in HC's standard mailings to "HomeMail Customers". For purposes of this Agreement, "HomeMail Customer" means a customer who lists a home with a real estate agent who advertises such listing in Homes and Land magazine and to whom HC mails a complimentary copy of such magazine. HC agrees to include such marketing collateral in HC's mailings to HomeMail customers. [*].

8. Revenue

     8.1.  Promotional Preferred Pages
           ---------------------------

               8.1.1 As set forth in Section 2.3 ("Promotion of Preferred Pages"), iOwn will pay HC the Set-up Fees for the Promotional Preferred Pages at the rates set forth in Exhibit F ("Promotional
                                                     ---------
           Pages Set-up Fees")during the Term of the Agreement. At the end of each quarter during the Initial Term, HC shall invoice iOwn for a quarterly minimum of Promotional Preferred Page Set-up Fees of [*] ("Promotional Preferred Pages Fees Minimum") for the previous quarter. iOwn shall pay such Promotional Preferred Page Fees Minimum within sixty (60) days of iOwn's receipt of the invoice.

[*] Confidential Treatment Requested

               8.1.2 Reports. Along with such invoice, HC will send a report to
                     --------
           iOwn that (a) states the number of Promotional Preferred Pages Set Up Fees credited to real estate brokers during the previous quarter and since the Effective Date, (b) deducts the total quarterly Promotional Preferred Pages Fees Minimum paid to date, and (c) demonstrates the credit or debit that results from such deduction. In the event that there is either a credit or debit balance on such quarterly report, neither Party shall be required to expedite any payments due under this Section.

               8.1.3 Reconciliation. At the expiration of the Initial Term, the
                     ---------------
           Parties shall have a final accounting of number of Promotional Preferred Pages Set Up Fees credited and the total Promotional Preferred Pages Fees Minimums paid. In the event that HC has not sold a number of Promotional Preferred Pages that equal the Promotional Preferred Pages Fees Minimums paid, then HC will continue to sell the Promotional Preferred Pages as set forth in Section 2.3 ("Promotion of Preferred Pages") above at [*]. However, once HC sells the number of Promotional Preferred Pages that equal the Promotional Preferred Pages Minimums, either at the end of the Initial Term or during a Renewal Term, iOwn will pay HC on a quarterly basis at the rates set forth herein but not subject to the Promotional Preferred Page Minimums during the Initial Term and any Renewal Terms. Once HC has sold a number of Promotional Preferred Pages that equal [*], HC will provide iOwn with written notice. Within twenty (20) business days after such notice, the Parties agree to meet and discuss in good faith how to proceed once HC has sold enough Promotional Preferred Pages to equal the Preferred Pages Fees Minimums.

8.2. Promotional PersonalBrand.
     -------------------------

               8.2.1 Fees.  As set forth in Section 3.3 ("Promotion of
                     -----
           PersonalBrand"), iOwn will pay HC the Set-up Fees for the Promotional PersonalBrand at [*] during the Term of the Agreement. At the end of each quarter during the Initial Term, HC shall invoice iOwn for a quarterly minimum of Promotional PersonalBrand Set-up Fees of [*] ("Promotional PersonalBrand Fees Minimum") for the previous quarter. iOwn shall pay such Promotional PersonalBrand Fees Minimum within sixty (60) days of iOwn's receipt of the invoice.

               8.2.2 Reports. Along with such invoice, HC will send a report to
                     -------
           iOwn that (a) states the number of Promotional PersonalBrand Set Up Fees credited to real estate brokers during the previous quarter and since the Effective Date, (b) deducts the total quarterly Promotional PersonalBrand Fees Minimum paid to date, and (c) demonstrates the credit or debit that results from such deduction. In the event that there is either a credit or debit balance on such quarterly report, neither Party shall be required to expedite any payments due under this Section.

[*] Confidential Treatment Requested

               8.2.3 Reconciliation.  At the expiration of the Initial Term, the
                     ---------------
           Parties shall have a final accounting of number of Promotional PersonalBrand Set Up Fees credited and the total Promotional PersonalBrand Fees Minimums paid. In the event that HC has not sold [*] Promotional PersonalBrands, then HC will continue to sell the Promotional PersonalBrand as set forth in Section 3.3 ("Promotion of PersonalBrand") [*]. However, after HC sells the required [*] Promotional PersonalBrand either at the end of the Initial Term or during a Renewal Term, iOwn will pay HC on a quarterly basis at the rates set forth herein but not subject to the Promotional PersonalBrand Minimums during the Initial Term and any Renewal Terms. Within ten (10) business days after HC has sold [*] Promotional PersonalBrands, HC will provide iOwn with written notice. Within twenty (20) business days after such notice, the Parties agree to meet and discuss in good faith how to proceed once HC has sold [*] PersonalBrands.

     8.3.  Marketing Fees.  iOwn will pay HC a marketing fee of [*] ("Full
           --------------
           Application Marketing Fee"). iOwn will also pay HC a marketing fee of [*] ("Pre-Approval Marketing Fee"). The Full Application Marketing Fee and Pre-Approval Marketing Fee are collectively referred to as "Marketing Fees". iOwn will pay HC a [*] Marketing Fee of [*] ("Marketing Fee Quarterly Minimum"). Along with each payment, iOwn will send a report to HC that (a) states the number of Full Application Qualified Leads and Pre-Approval Qualified Leads received in the applicable quarter and since the Effective Date, (b) calculates out the total Marketing Fees due since the Effective Date, and (c) deducts the total Marketing Fees paid since the Effective Date. In the event that the total Marketing Fees due exceeds the Marketing Fees Quarterly Minimum payments that iOwn has made to HC, iOwn will include a payment for the remainder due with the report. iOwn shall mail such report and payment, if applicable, within sixty
           (60) days of the end of the quarter. After the expiration of the Initial Term, iOwn shall continue to pay HC the Full Application Marketing Fees and the Pre-Approval Marketing Fees, but shall not be subject to paying the [*]. To the degree that any agent or broker customer seeks to participate in the Marketing Fees revenues, HC agrees to take full responsibility for such participation out of Marketing Fees paid to HC by iOwn.

     8.4.  Advertising. As consideration for the advertising as set forth in
           -----------
           Section 6 above, iOwn agrees to pay HC a [*]. iOwn shall pay such quarterly payments within thirty (30) days of the end of each quarter.

[*] Confidential Treatment Requested

     8.5.  Taxes. Each Party shall be responsible for the taxes that result from
           -----
           such Party's performance of its obligations under this Agreement. Without limiting the foregoing, each Party is responsible for paying their respective corporate income taxes for any revenues associated with this Agreement.

     8.6.  Audit. During the Term of this Agreement and for two (2) years after
           -----
           its termination or expirations, each Party shall maintain complete and accurate records that relate to its performance of its obligations hereunder. Such records that relate to the calculation and payment of any payments under this Agreement shall be kept in compliance with generally accepted methods of accounting. Once a year during the Term of this Agreement and once after the termination or expiration of this Agreement, each Party ("Auditing Party") will be entitled to have its independent certified public auditor review the other Party's ("Audited Party") records and information relating to the calculation and payment of the fees due hereunder. Such audit may happen upon twenty (20) days written notice, during normal business hours, in a manner so as to minimize the impact on the Audited Party's normal course of business, and at the Auditing Party's expense. In the event that the audit reveals an underpayment of more than five percent (5%) of the amount paid during any audit period, the Audited Party will bear the cost of the audit. If any audit should disclose any underpayment or overpayment, then the Audited Party shall send the Auditing Party a payment or credit, as applicable, within thirty (30) days of receiving written notice of such discrepancy.

9. Licenses

     9.1.  License Grant by HC. HC hereby grants to iOwn a nonexclusive,
           -------------------
           royalty-free right to: (a) use, reproduce, publicly display, publish, and transmit electronically the HC Content in whole or in part, on or in connection with the iOwn Web Site, for use in connection with iOwn's obligations hereunder; and (b) use, reproduce, publicly display and transmit electronically the HC Marks as necessary to meet iOwn's obligations hereunder and subject to the guidelines set forth in Section 9.3("Use of Marks") below. Except as provided for herein, HC reserves all right, title, and interest in and to the HC Web Site, the HC Content and the HC Marks, along with any intellectual property rights associated with any of the forgoing, and no title to or ownership of any of the foregoing is transferred to iOwn or any other entity or person under this Agreement.

     9.2.  License Grant by iOwn. iOwn hereby grants to HC a nonexclusive,
           ---------------------
           royalty-free right to: (a) use, reproduce, publicly display, publish and transmit electronically the iOwn Content and Ad Copy for use solely in connection with HC's obligations hereunder; and (b) use, reproduce, publicly display and transmit electronically the iOwn Marks as necessary to meet HC's obligations hereunder and subject to the guidelines set forth in Section 9.3 ("Use of Marks") below. Except as provided for herein, iOwn reserves all right, title, and interest in and to the iOwn Web Site, Ad Copy, the iOwn Content and the iOwn Marks, along with any intellectual property rights associated with any of the forgoing, and no title to or ownership of any of the foregoing is transferred to HC or any other entity or person under this Agreement.

     9.3.  Use of Marks. HC will not use or exploit any of the iOwn Marks, and
           ------------
           iOwn will not use or exploit any of the HC Marks, except in such form as the other Party may consent to, which consent will not be unreasonably withheld or delayed. Each Party's use of the other Party's trademarks pursuant to the licenses set forth above shall be in accordance with such other Party's reasonable policies regarding use of its trademarks as may be established from time to time. Neither Party shall use the other Party's trademarks in a manner that disparages the other Party or its products or services, or portrays the other Party in a false, competitively adverse or poor light.

     9.4.  Notices. Each Party agrees to display mutually agreeable trademark
           -------
           and copyright notices or legends of the other Party when using such other Party's Marks. Each Party shall in advance submit to the other Party the proposed placement of such notices or legends (including, without limitation, the place and manner of incorporation into electronic media or transmissions), and such other Party shall have the right, acting reasonably, to approve the same.

10. Public Announcements. Any public announcements relating to this Agreement will be subject to the Parties' mutual written approval. Such announcements, as well as all references to the Co-Branded Mortgage Center by HC within the HC Web Site or otherwise, will include a reasonably prominent reference to iOwn as the provider of mortgage content in the Co-Branded Mortgage Center.

11. Term and Termination

     11.1. Term. The term of this Agreement shall be [*] commencing on the
           -----
           Effective Date, unless terminated sooner in accordance with this Agreement ("Initial Term"). Thereafter the term of this Agreement will automatically renew for [*] ("Renewal Term"), unless terminated by either Party by written notice to the other Party within ninety
           (90) days of the end of the current Term. The Initial Term and Renewal Term may be individually or collectively referred to as "Term".

     11.2. Early Termination. This Agreement may be terminated at any time by
           -----------------
           either Party, effective immediately upon notice, if the other Party:
           (a) becomes insolvent; (b) files a petition in bankruptcy or (c) makes an assignment for the benefit of its creditors. Either Party may terminate the Agreement, effective upon thirty (30) days written notice, in the event that the other Party breaches any of its responsibilities or obligations under the Agreement in any material respect (including, without limitation, failure to pay) which breach is not remedied within thirty (30) days following written notice to such Party.

[*] Confidential Treatment Requested

     11.3.  Effect of Termination. The defined term and the rights and
            ---------------------
            obligations set forth in the following sections shall survive any termination or expiration of this Agreement: 2.3 ("Promotion of Preferred Pages"), 3.3 ("Promotion of PersonalBrand"), 8.5 ("Taxes"), 8.6 ("Audit"), 11 ("Term and Termination"), 12 ("Confidentiality"), 13 ("Indemnification"), 14 ("Limitation of Liability"), 16 ("Miscellaneous"). [

12. Confidentiality. iOwn and HC hereby acknowledge that in the course of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other Party's technology, marketing and business (the "Confidential Information").
                                              ------------------------
     Confidential Information includes but is not limited to the terms of this Agreement, the number of Full Application Qualified Leads and Preapproval Qualified Leads, or any other written or oral disclosure of such information. Each Party agrees to preserve and protect the confidentiality of the Confidential Information and to not use except as provided for under the terms of this Agreement or to disclose, or distribute any Confidential Information to any third party without the prior written consent of the other Party; provided, however, that any Party hereto may disclose to any
                  --------  -------
     other Party any information which receiving Party demonstrates: (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of a Party; (ii) is discovered or created by the receiving Party without reference to the Confidential Information, as shown in records of such Party; or (iii) is lawfully obtained from a third party who has the right to make such disclosure; (iv) is released for publication by the other; (v) is required to be disclosed by a valid court order; or
     (vi) otherwise learned through legitimate means, other than from a third party under confidentiality obligations. Each Party agrees for the Term of this Agreement and for a period of five (5) years thereafter to protect the confidentiality of the Confidential Information as set forth herein. Without limiting the scope of the duty, the Parties agree to limit their internal distribution of Confidential Information to their board of directors, employees, independent contractors, and agents, and to take reasonable steps to ensure that the dissemination is so limited. The actions or negligence of the Parties, directors, employees, or agents shall be deemed to be the actions or negligence of the respective Party, with regard to the Confidential Information of the other Party. Moreover, any Party hereto may disclose any Confidential Information hereunder to such Party's agents, attorneys and other representatives or any court of competent jurisdiction or any other Party empowered hereunder as reasonably required to resolve any dispute between the Parties hereto.

13.  Indemnification

     13.1.  Indemnification by iOwn. iOwn, at its own expense, will indemnify,
            -----------------------------
            defend and hold harmless HC, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against HC or such Party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from any final adjudication that iOwn breached a representation or warranty set forth in this Agreement. iOwn will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded as a result of final adjudication against or otherwise incurred by HC in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

     13.2.  Indemnification by HC. HC, at its own expense, will indemnify,
            ---------------------
            defend and hold harmless iOwn, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against iOwn or such Party by a third party, to the extent that such claim, suit, action or other proceeding is based on or arises from any final adjudication that HC breached a representation or warranty set forth in this Agreement HC will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs finally awarded against or otherwise incurred by iOwn in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

     13.3.  Procedures. Each Party's obligation to indemnify the other hereunder
            ----------
            shall be conditioned upon (v) the indemnified Party providing the indemnifying Party with prompt written notice of any claim that could lead to a claim for indemnification; (w) the indemnified Party permitting the indemnifying Party to assume and control the defense of such action, with counsel chosen by the indemnifying Party, who shall be reasonably acceptable to the indemnified Party; (x) the indemnified Party will have the right to participate in any defense of such claim and/or be represented by counsel of its own choosing at its expense; (y) the indemnifying Party will not settle any claim or action of the claiming Party's behalf without the claiming Party's prior written permission, and in the event the Parties agree to settle a claim or action, the indemnifying Party agrees not to disclose the settlement or to permit the opposing Party to disclose the settlement without first obtaining the claiming Party's written permission; and (z) the indemnified Party not entering into any settlement or compromise of any such claim without the indemnifying Party's prior written consent. In the event the indemnified Party enters into any settlement or compromise of any such claim without the indemnifying Party's prior written consent, then the indemnifying Party shall have no obligation, financial or otherwise for any such settlement or compromise so effected.

14. Waiver of Consequential Damages and Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT FOR THE PAYMENT OBLIGATIONS SET FORTH HEREIN, IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID BY IOWN TO HC HEREUNDER.

15.  Representation and Warranties.

     15.1. Each Party to this Agreement represents and warrants to the other Party that: (a) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) such Party has, or shall license or acquire, all rights necessary to perform its obligations hereunder,
            (c) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound.

     15.2. iOwn represents and warrants that the iOwn mark, iOwn Content, and Ad Copy will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

     15.3. HC represents and warrants that the HC mark and HC Content will not infringe a third party's copyright or trademark and will not misappropriate a third party's trade secret.

     15.4. HC represents and warrants that it has the right to provide iOwn with business reply card and full page advertising in the Homes & Land magazine publication as contemplated in this Agreement.

     15.5. EXCEPT AS SET FORTH HEREIN, BOTH PARTIES DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE WITH REGARD TO ANY CONTENT, INFORMATION, PRODUCTS, OR SERVICES PROVIDED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IOWN DOES NOT WARRANT THAT THE CO-BRANDED MORTGAGE CENTER WILL BE FREE FROM BUGS, DEFECTS OR ERRORS, OR THAT THE CO-BRANDED MORTGAGE CENTER WILL BE ACCESSIBLE WITHOUT INTERRUPTION.

16.  Miscellaneous
     -------------

     16.1.  Amendments and Waivers. Any term of this Agreement may be amended or
            ----------------------
            waived only with the written consent of the Parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 16.1 shall be binding upon the Parties and their respective successors and assigns.

     16.2.  Successors and Assigns. Neither Party may assign this Agreement, in
            ----------------------
            whole or in part, without the other Party's written consent; provided, however, that either
            --------  -------

            Party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such Party's assets or any other transaction in which more than fifty percent (50%) of such Party's voting securities are transferred, subject to all of the terms of this Agreement. This Agreement shall be binding on any such assignee. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

     16.3.  Governing Law. This Agreement and all acts and transactions pursuant
            -------------
            hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law provisions. Both Parties hereby consent to the personal jurisdiction of California, acknowledges that venue is proper in any state or federal court in California, and waives any objection that such Party has or may have in the future with respect to any of the foregoing.

     16.4.  Titles and Subtitles. The titles and subtitles used in this
            --------------------
            Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     16.5.  Notices. Any notice required or permitted by this Agreement shall be
            -------
            in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, or forty-eight (48) hours after being deposited in the regular mail as certified registered mail with postage prepaid, if such notice is addressed to the Party to be notified at such Party's address as set forth in the Agreement.

     16.6.  Severability. If one or more provisions of this Agreement are held
            ------------
            to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     16.7.  Arbitration. Any dispute or claim arising out of or in connection
            -----------
            with this Agreement will be settled by arbitration in San Francisco, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each Party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     16.8.  Attorney Fees. The prevailing Party in any dispute hereunder shall
            -------------
            be entitled to recover from the other Party its costs, expenses and reasonable attorneys' fees (including any fees for expert witnesses, paralegals or other legal service providers).

     16.9.  Advice of Legal Counsel. Each Party acknowledges and represents
            -----------------------
            that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation thereof.

     16.10. No Partnership Implied; Future Business Activity.  Neither this
            ------------------------------------------------
            Agreement nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the Parties. This Agreement shall not limit either Party's present or future business activities of any nature, including business activities which could be competitive with the other Party, except to the extent such activities would involve a breach this Agreement.

     16.11. Entire Agreement. This Agreement is the product of both of the
            ----------------
            Parties hereto, and constitutes the entire agreement between such Parties pertaining to the subject matter hereof, and supersedes all prior negotiations and drafts of the Parties with regard to the transactions contemplated by this Agreement. Any and all other written or oral agreements existing between the Parties hereto regarding such transactions are expressly canceled.

            The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

iOWN, INC.                            HOMES.COM, LLC


Name:  Ned Hoyt                       Name:

By:______________________             By:_______________________

Title:___________________             Title:____________________

Address:                              Address:

333 Bryant Street, Lower Level        800 Menlo Avenue, #210
San Francisco, CA 94107               Menlo Park, CA 94025

                                   EXHIBIT A
                                  SCREEN SHOT

                                   EXHIBIT B
                                  INTEGRATION
                            [NEED TECH INPUT HERE]

1. iOwn's Obligations
     Provide design and content input

     Provide HC with the relevant graphics and text for the Links that HC will be placing on the appropriate pages.

     Use commercially reasonable efforts to tailor the provision of mortgage services for the agents in the both the Consumer View and Agent/Broker View on the PersonalBrand and Preferred Pages Web Sites.


2. HC Obligations

     Implement agreed-upon design and frame into existing and new Preferred Pages and PersonalBrand Pages, such that the Personalized Co-Branded Mortgage Center will be co-branded dynamically to each PersonalBrand or Preferred Pages' look and feel.

     For all Preferred Pages, [*] HC will create functionality that permits such broker or agent to manually designate an alternative local provider of mortgage services through a negative selection option whereby such agent or broker will have to "unselect" iOwn.

     For Preferred Pages and PersonalBrand pages [*] implement technical blocks within the Agent Views such that the agent or broker may not designate an alternative to iOwn as their default mortgage provider.

          Provide Links to the Personalized Co-Branded Mortgage Center from both the Consumer View and Agent/Broker Views of the PersonalBrand and Preferred Pages Web Sites, that will be tailored or contain information that is specific to such real estate professional and allow iOwn to capture that information and tailor the Personalized Co-Branded Mortgage Center as part of delivering the Personalized Co-Branded Mortgage Center.

     Create Links from the Promotional PersonalBrands and Promotional Preferred Pages to the Personalized Co-Mortgage Center such that the Links shall be for the life of the Promotional PersonalBrand or Promotional Preferred Pages.


[*] Confidential Treatment Requested

                                   EXHIBIT C
                       MORTGAGE ADVERTISEMENT AGREEMENTS

                                   EXHIBIT D
                               STATEMENT OF WORK

1.   Specifications and Schedule
     ---------------------------
HC agrees to use commercially reasonable efforts to have the existing Co-Branded Mortgage Center be exclusive to iOwn by [*].
The Parties will use commercially reasonable efforts to agree upon a first set of specifications for a revised Co-Branded Mortgage Center by [*].
The Parties will use commercially reasonable efforts to implement such specifications by [*].


2.   iOwn Content iOwn Content may include, but is not limited to the following:
     ------------

          HomeBuying Tools

 .    How Much Can You Afford? (tool and guide): Helps users quickly assess their broad home purchasing power through a combination of a calculator and an educational guide.

 .    Choose the Right Mortgage (tool and guide): Two tools to help users determine the right mortgage product, first by comparing monthly payments of different products, the second by recommending a mortgage and reviewing actual rates and payments across any number of loans.

 .    Down Payment Strategies (guide): Helps users to determine their optimal down payment for their property and how to accumulate the down payment.

 .    Estimate Your Closing Costs (guide): Review the standard fees in the home buying process, learn how to compare closing costs to find the lowest loans, and gain knowledge about lender rates, points and rebates.

 .    RateWatch (not co-branded- notification service): an e-mail notification service that allows the user to monitor interest rates for a specific mortgage. iOwn will e-mail the user when rates reach or fall below a specified rate.

 .    Refi Check: Allows user to compare their current mortgage to one offered through iOwn so they can evaluate refinance opportunities.

 .    Rent vs. Buy: Allows users to evaluate their current financial situation and describes how purchasing a home would affect them.

          Mortgage Services

 .    Rate Shopper (tool): Provides an impartial, customized comparison of available interest rates from a database of national and regional lenders. Users can specify criteria most important to them in a loan, including rate, points, product type, etc., and generate a rank-ordered list of rates meeting their criteria.

 .    Prequalification: Provides a formal analysis of a borrower's application information based on a small subset of data, and uses actual lender guidelines to assess how likely they are to get a loan. Information is password-protected to ensure security and allow repeated access to the information entered. This tool generates a certified prequalification letter and worksheet to use with Realtors and sellers to help in the offer process. This tool is fully iOwn branded.

 .    Preapproval: Allows user to conduct a detailed, real time analysis of their borrowing situation, without having identified their target property, based on actual criteria specified by national and regional lenders. Information is password-protected to ensure security and allow repeated access to the information entered by the user. This tool is fully iOwn branded.

 .    Full Application: Captures all required data for to proceed with a loan application. Information is password-protected to ensure security and allow repeated access to the information entered. This tool is fully iOwn branded.

3.   Changes to the Specifications or Schedule  The Parties acknowledge that
     -----------------------------------------
there may need to be revisions to the specifications or schedule for the Co-Branded Mortgage Center. Either Party may propose changes to the specifications or schedule by providing the other Party with written notice. The Parties agree to work together to review and asses any such change request. If the Parties agree upon a change, then the Statement of Work shall be so amended.

                                   EXHIBIT E
                               LINK SCREEN SHOT

                                   EXHIBIT F
                          PREFERRED PAGES SET UP FEES

     [*]

[*] Confidential Treatment Requested

                     Amendment to HOMESCOUT DATA AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into by and between iOwn, Inc., a California corporation with its principal place of business at 333 Bryant Street Lower, Level, San Francisco, California 94107 ("iOwn") and the Homes.com division of PCL Media, Ltd, a Florida limited partnership with its principal place of business at 1600 Capital Circle, S.W., Tallahassee, FL 32310 ("PCL") and is effective as of the 1/st/ of November, 1999 ("Effective Date").

WHEREAS, iOwn and PCL entered into a HOMESCOUT DATA AGREEMENT (the "Agreement") dated June 30, 1999;

WHEREAS, the parties desire to amend that Agreement;

NOW, THEREFORE, in consideration of the mutual consideration, promises, representations, and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Effective _____________________, 1999, PCL transferred all of its rights and obligations under the Agreement to Homes.com, LLC, a Delaware limited liability company, with its principal place of business located at 800 Menlo Avenue, #2 10, Menlo Park, CA 94025 ("Homes"), a successor-in-interest to PCL's rights and obligations thereunder. Homes represents and wan-ants that such transfer is valid and effective, that Homes has the authority to make such representation, agrees to be bound to all duties of PCL thereunder, and will execute any further documents required to evidence such transfer. Upon such terms, iOwn consents to the above transfer from PCL to Homes.

Section 3(d) is hereby incorporated into the Agreement as set forth below:

        3(d) Exclusivity. Homes will not post or will remove any and all sponsorships, Links, promotions, advertisements, content or other data from mortgage brokers or related mortgage or lending companies other than iOwn from any and all Web pages that Homes displays the HomeScout Data.

Section 4(a) is hereby deleted in its entirety and replaced with the following
Language:

        4(a) An amount equal to [*] as a one time set-up fee;

Section 4(b) is hereby incorporated into the Agreement as set forth below:

        4(b) An amount equal to [*] per month through [*] in connection with the use of the HomeScout Data in accordance with the terms herein and subject to the performance standards included in Exhibit C; and


BY

[*] Confidential Treatment Requested

Section 4(c) is hereby incorporated into the Agreement as set forth below:

        4(c) An amount equal to [*] through the expiration of the Term of the, Agreement, in connection with the use of the HomeScout Data in accordance with the tam herein and subject to the performance standards included in Exhibit Co

Section 5 is hereby deleted in its entirety and replaced with the following language:

        This Agreement will become effective as of the Effective Date written above and shall remain in effect for the Initial Term described below, and after the Initial Term this Agreement shall be automatically extended for successive Renewal Terms, unless either party provides written notice of its intent not to renew at least thirty (30) days prior to the end of the Initial Term or Renewal Term, as the case may be, or unless this Agreement is otherwise terminated as provided in the Standard Terms and Conditions.

        Initial Term:              [*]
        Renewal Terms:             [*]

Section 5.1 (d) of Exhibit A is hereby deleted in its entirety.

Exhibit C is hereby deleted in its entirety.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date listed above.

PCL MEDIA, LTD.                             iOWN, INC.
By:   __________________________            By:   __________________________

Name: __________________________            Name:   Ned Hoyt

Title:__________________________            Title:  Chief Executive Officer

Date: __________________________            Date: __________________________


BY

[*] Confidential Treatment Requested